Exhibit 15.1

January 3, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 9, 2012 on our review of interim financial information of Adecoagro S.A. for the nine month periods ended September 30, 2012 and 2011 and included in the Company’s quarterly report on Form 6-K for the quarter ended September 30, 2012 is incorporated by reference in its Registration Statement on Form F-3 dated January 3, 2013.

Very truly yours,

PRICE WATERHOUSE & CO. S.R.L.

by	/s/ Marcelo De Nicola (Partner)
Marcelo De Nicola

Buenos Aires, Argentina